UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 27, 2020

CONSOL Energy Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38147	82-1954058
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 CONSOL Energy Drive, Suite 100 Canonsburg, Pennsylvania 15317
(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code:

(724) 416-8300

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	CEIX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On March 27, 2020, (i) CONSOL Funding LLC, as borrower (the “Borrower”), (ii) CONSOL Pennsylvania Coal Company LLC, as initial Servicer (the “Servicer”) and (iii) PNC Bank, National Association (“PNC”), as lender, LC bank and administrative agent entered into that certain Fifth Amendment (the “Amendment”) to Receivables Financing Agreement dated as of November 30, 2017 (the “Agreement”).

Among other things, the Amendment extended the scheduled termination date for the Agreement from August 30, 2021 to March 27, 2023. The Interest Rate and the Facility Limit (each as defined in the Agreement) remain unchanged; the maximum amount of advances and letters of credit outstanding under the Agreement may not exceed $100 million.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSOL Energy Inc.
(Registrant)

By:	/s/ Miteshkumar B. Thakkar
Name:	Miteshkumar B. Thakkar
Title:	Interim Chief Financial Officer

Dated: April 2, 2020